Ohr Pharmaceutical, Inc. 8-K/A

Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

SKS Ocular, LLC

Great Neck, NY

We have audited the accompanying consolidated balance sheets of SKS Ocular, LLC and its subsidiaries (collectively, the “Company”) as of December 31, 2013 and 2012 and the related consolidated statements of operations, changes in members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SKS Ocular, LLC and its subsidiaries as of December 31, 2013 and 2012 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
August 12, 2014

SKS Ocular, LLC
Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash	$663,478	$3,448
Accrued research revenue	—	900,000

Total Current Assets	663,478	903,448

PROPERTY AND EQUIPMENT, net	44,846	40,580

OTHER ASSETS
License rights, net	567,537	610,498
Deferred charges	158,729	128,690
Security deposit	12,243	—

TOTAL ASSETS	$1,446,833	$1,683,216

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$169,186	$908,499
Accrued consulting liabilities - related parties	1,721,000	1,021,300
Accrued litigation liability	465,750	—
Accrued interest	189,397	111,153
Deferred sponsorship income	689,625	—
Notes payable - related parties	1,552,500	1,552,500

Total Current Liabilities	4,787,458	3,593,452

TOTAL LIABILITIES	4,787,458	3,593,452

MEMBERS' EQUITY (DEFICIT)
Controlling members' equity	789	789
Accumulated deficit	(4,859,982)	(3,467,942)
Total SKS Ocular, LLC Members' Equity (Deficit)	(4,859,193)	(3,467,153)
Non-Controlling Interests	1,518,568	1,556,917

Total Members' Equity (Deficit)	(3,340,625)	(1,910,236)
TOTAL LIABILITIES AND
MEMBERS' EQUITY (DEFICIT)	$1,446,833	$1,683,216

The accompanying notes are an integral part of these consolidated financial statements.

SKS Ocular, LLC
Consolidated Statements of Operations

	For the Year Ended December 31,
	2013	2012
REVENUES
Sponsored research and development revenue	$2,049,375	$900,000
TOTAL REVENUES	2,049,375	900,000

OPERATING EXPENSES
General and administrative	633,919	167,294
Professional fees	228,984	371,547
Research and development	2,538,620	1,987,170

Total Operating Expenses	3,401,523	2,526,011

OPERATING LOSS	(1,352,148)	(1,626,011)

OTHER INCOME (EXPENSE)
Interest expense, net	(78,241)	(55,912)

NET LOSS	(1,430,389)	(1,681,923)

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	38,349	65,616

NET LOSS ATTRIBUTABLE TO SKS OCULAR, LLC	$(1,392,040)	$(1,616,307)

The accompanying notes are an integral part of these consolidated financial statements.

SKS Ocular, LLC
Consolidated Statements of Members' Equity (Deficit)

	Controlling Members' Equity	Non-controlling Interests	Accumulated Deficit	Total

Balance, December 31, 2011	$789	$1,322,533	$(1,851,635)	$(528,313)

Noncontrolling interests sold for cash	—	300,000	—	300,000

Net loss for the year ended December 31, 2012	—	(65,616)	(1,616,307)	(1,681,923)
Balance, December 31, 2012	789	1,556,917	(3,467,942)	(1,910,236)

Net loss for the year ended December 31, 2013	—	(38,349)	(1,392,040)	(1,430,389)

Balance, December 31, 2013	$789	$1,518,568	$(4,859,982)	$(3,340,625)

The accompanying notes are an integral part of these consolidated financial statements.

SKS Ocular, LLC
Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2013	2012
OPERATING ACTIVITIES
Net loss	$(1,430,389)	$(1,681,923)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation	13,336	9,500
Amortization of license rights	42,961	42,851
Changes in operating assets and liabilities
Accrued research revenue	900,000	(900,000)
Other assets	(42,282)	(128,690)
Accounts payable and accrued expenses	(661,069)	244,688
Accrued litigation liability	465,750	—
Deferred sponsorship income	689,625	—
Accrued consulting liabilities - related parties	699,700	446,300

Net Cash Provided by (Used in) Operating Activities	677,632	(1,967,274)

INVESTING ACTIVITIES
Purchase of property and equipment	(17,602)	(15,623)
Additions to license rights	—	(9,120)

Net Cash Used in Investing Activities	(17,602)	(24,743)

FINANCING ACTIVITIES
Bank overdraft	—	282,539
Proceeds from the issuance of membership equity	—	300,000
Proceeds from related party notes	—	727,500

Net Cash Provided by Financing Activities	—	1,310,039

NET CHANGE IN CASH	660,030	(681,978)
CASH AT BEGINNING OF PERIOD	3,448	685,426

CASH AT END OF PERIOD	$663,478	$3,448

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$—	$—
Income taxes	—	—

The accompanying notes are an integral part of these consolidated financial statements.

SKS Ocular, LLC

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE 1 – DESCRIPTION OF BUSINESS

SKS Ocular, LLC and its subsidiaries (collectively, the “Company”) is a biotechnology company focused on the development of new technologies that address unmet medical needs for ocular therapeutics. The current activities are directed to the development of microparticles for sustained drug delivery for both anterior and posterior segment eye disease. The current programs include a reformulation of a compound for treatment of steroid induced glaucoma, a sustained treatment for ocular allergies, and a long term sustained delivery of a protein/biologic for macular diseases.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of SKS Ocular, LLC and its subsidiaries, SKS Ocular 1, LLC (“SKS 1”), C Therapeutics, LLC and NanoVax, LLC. Intercompany account balances and transactions have been eliminated in the consolidation. Where the Company’s ownership interest is less than 100%, the non-controlling interests are reported in members’ equity in the consolidated balance sheets. The non-controlling interests in net loss, is classified separately in the consolidated statements of operations.

Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash. Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States. The Company occasionally maintains amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000. The risk is managed by maintaining all deposits in high quality financial institutions. The Company had approximately $413,424 and $0 of cash balances in excess of federally insured limits at December 31, 2013 and 2012, respectively.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

Description	Useful Lives
Lab Equipment	5 years
Computer Equipment and Software	3 years
Leasehold Improvements	7 years

Expenditures associated with upgrades and enhancements that improve, add functionality, or otherwise extend the life of property and equipment are capitalized, while expenditures that do not, such as repairs and maintenance, are expensed as incurred.

SKS Ocular, LLC

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Valuation of Long-Lived Assets

Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the expected future cash flows of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires the Company to use estimates of future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests. As of December 31, 2013 and 2012, management does not believe any of the Company’s long-lived assets were impaired.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB Accounting Standards Codification No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

The Company’s only revenue to date results from sponsored research and development revenue arising from two research agreements with a large global pharmaceutical company entered into in 2013 and 2012, amounting to $1,839,000 and $1,800,000, respectively. Research and development service revenue is recognized over the research term as the research and development services are provided. The cost of such services is reflected in research and development costs in the period in which it is incurred. Upfront payments received are recorded as deferred revenue and are recognized as revenue over the performance period. As of December 31, 2013, deferred revenue related to its research agreements amounted to $689,625 while it accrued research revenue as of December 31, 2012 amounting to $900,000.

Research and Development

The Company follows the policy of expensing its research and development costs in the period in which they are incurred in accordance with ASC 730. Research and development expenses consist of expenses incurred in performing research and development activities, including compensation paid to consultants, lab supplies and other outside expenses. The Company incurred net research and development expenses of $2,538,620 and $1,987,170 during the years ended December 31, 2013 and 2012, respectively.

Income Taxes

The Company is considered a pass through entity for federal income tax purposes and as such, stockholders are required to report their proportionate share of the Company's income or loss for tax purposes. Therefore, these statements do not include any provision for corporate income taxes.

Fair Value of Financial Instruments

The carrying value of short-term instruments, including cash, accounts payable and accrued expenses, and short-term notes approximate fair value due to the relatively short period to maturity for these instruments.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company utilizes a three-level valuation hierarchy for disclosures of fair value measurements, defined as follows:

Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3: inputs to the valuation methodology are unobservable and significant to the fair value.

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

SKS Ocular, LLC

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are comprised of the following:

	December 31,
	2013	2012
Lab equipment	$58,205	$42,753
Computer equipment and software	7,415	5,265
Leasehold improvements	3,199	3,199
	68,819	51,217
Accumulated depreciation	(23,973)	(10,637)
	$44,846	$40,580

Depreciation and amortization expense related to property and equipment for the years ended December 31, 2013 and 2012 was $13,336 and $9,500, respectively.

NOTE 4 – OTHER ASSETS

License Rights

Other assets include license rights and deferred charges. License rights represent the capitalized purchase price of rights to use third party technology and patents through agreements entered by the Company. As of December 31, 2013 and 2012, the Company had purchased $729,120 worth of license rights of biotechnology patents and other intellectual property from a third party.

The Company amortizes its license rights over a period of 17 years which approximates to the remaining useful life of the applicable patents covered by the licensed rights. During the years ended December 31, 2013 and 2012, the Company recognized $42,961 and $42,851 in amortization expense on the license rights, respectively. The amortization expense has been included in general and administrative expenses in the consolidated statements of operations.

Deferred charges

In September 2011, the Company entered into an option agreement to enter into an exclusive license for a nano particle technology with a third party for an option fee of $3,000. The option agreement was for a period of 8 months with an extension period of 4 months upon payment of a non-refundable extension fee. The Company also agreed to pay its share of the patent expenses incurred by the third party in anticipation of entering into the license agreement. The Company entered into the license agreement with the third party in May 2014 (see Note 8). The payments made by the Company in connection with its share in the patent expenses were incorporated in the license agreement. The related option and extension fees as well as payments made on patent expenses billed by the third party amounted to $158,729 and $128,690 as of December 31, 2013 and 2012, respectively and are reported as deferred charges in the consolidated balance sheets.

NOTE 5 – RELATED PARTY TRANSACTIONS

Notes Payable – Related Parties

The Company entered into financing arrangements with its controlling members to provide funds as needed for operations. The financing arrangements bear interest at 4.75% for amounts borrowed through October 2012 and then 7.00% for amounts borrowed after that date and are due on demand. As of December 31, 2013 and 2012, the Company had borrowed $1,552,500 of principal and had accrued interest of $189,397 and $111,153, respectively. The Company recognized interest expense of $78,244 and $55,038 for the years ended December 31, 2013 and 2012, respectively. Certain notes totaling to $650,000 which were originally due on the earlier of June 30, 2012 or upon an occurrence of an event of default, contain a contingent conversion option which allowed the holder to convert the notes, prior to the maturity date, in the event that the Company is valued at $20 million.

SKS Ocular, LLC

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Accrued Consulting Fees

The Company also pays monthly consulting fees to its controlling members at amounts agreed with the respective individuals. Accrued consulting fees as of December 31, 2013 and 2012 amounted to $1,721,000 and $1,021,300, respectively.

NOTE 6 – MEMBERS’ EQUITY

In 2010, the Company issued member equity interest to four individuals as part for the organization and management agreements entered into with these individuals. Accordingly, the Company received proceeds of $789.

In 2011, the wholly-owned subsidiary SKS 1 issued member equity interest to several groups of investors. The Company issued 45.83 units of equity interest or 5% of SKS 1’s Company’s equity in exchange for $1,375,001 in cash. In 2012, SKS 1 issued additional 10 units of equity interest to two groups of investors, representing a 1% equity interest in exchange for $300,000 in cash. These amounts are reported as non-controlling interests in the consolidated balance sheets.

In February 2013, the Company issued a 1.0% profit interest to an individual in exchange for consulting services provided. Also, in September 2012, the Company issued a 1.5% profit interest to a research partner in exchange for consulting services provided. A compensation charge was not recorded in connection with the issuance of such profit interests as the amounts were not deemed to be material to the consolidated financial statements.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Leases

In March 2013, the Company leased a facility under a 39-month operating lease term that requires monthly payments of the base rent of $2.75 per rentable square foot based on a rentable area of 4,452 sq. ft., subject to a rent adjustment percentage of 3%. The Company was also required to pay a security deposit amounting to $12,243 which is reported under other assets.

Future minimum lease payments under the above lease are as follows:

Year 2014	$150,222
Year 2015	$154,728
Year 2016	$79,101

Rent expense associated with above lease was $128,034 for the year ended December 31, 2013.

Research Agreement

In connection with its license agreement with a third party, the Company also agreed to shoulder the costs of at least 3 nano/micro particle projects. Two of the projects had an estimated cost totaling to $704,600. Payments made by the Company in connection with such projects for the years ended December 31, 2013 and 2012 amounting to $289,100 and $112,800, respectively, were charged to research and development expenses. In May 2014, the related agreement was amended wherein the Company was required to make 8 monthly payments of $25,000 per month in order to complete the second project. Likewise, the Company was also required to make monthly payments of $25,000, to start when the third party commences the work on the third project which has an estimated cost of $300,000.

Litigations

The Company may become involved in certain legal proceedings and claims which arise in the normal course of business.  If an unfavorable ruling were to occur, there exists the possibility of a material adverse impact on the Company’s results of operations, prospects, cash flows, financial position and brand.   In the opinion of management; no pending or known threatened claims, actions or proceedings against the Company are expected to have a material adverse effect on its consolidated financial position, results of operations or cash flows.

During 2012, the Company received notice that an individual that was a member equity holder had filed suit for payment for their share of interest in the Company and for unpaid consulting services performed. The Company has negotiated a potential settlement with this individual and agreed to a payment for their equity interest in the Company, unpaid consulting services and attorney’s fees. As a result of this potential settlement the Company has recorded a liability of $465,750 as of December 31, 2013.

SKS Ocular, LLC

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 12, 2014, and has identified the following reportable events:

In May 2014, the Company issued a total of 8.16% profit interests to ten individuals in exchange for consulting services provided to the Company.

In May 2014, pursuant to the option agreement referred to in Note 4, the Company entered into a license agreement with a third party for its nanoparticle vaccine technology. In connection with such license agreement, the Company is required to pay a license fee of $50,000, its share in the patent expenses incurred by the third party, royalty fees based on future net sales and certain milestone payments.

On May 7, 2014, the Company entered into an agreement with related parties to convert certain notes to member equity interest. The total principal amount of $1,906,000 (which includes related party notes issued in April 2014 of $353,500) and accrued interest of $215,933 was converted at $36 per share into 58,940 shares of member equity interest in the Company.

On May 14, 2014, the Company entered into a contribution agreement with Ohr Pharmaceutical, Inc. (“Ohr”), wherein the latter acquired certain assets of the Company, including, licenses, patents and contracts relate to micro-fabrication polymer-based sustained delivery platforms related to ocular therapeutics and dry age-related macular degeneration animal models, together with biomarkers to support such models. In exchange for these assets, Ohr paid the Company $3.5 million in cash and issued 1,194,862 shares of its common stock. The Company will also receive up to 1,493,577 shares of Ohr’s common stock if certain agreed milestones are met. Likewise, if Ohr enters into an additional research agreement with the Company’s research partner in the next six months, then Ohr will pay the Company 2/3 of any cash payments from such research partner up to $5 million. The transaction closwed on May 30, 2014.